EXHIBIT 5

PATTON BOGGS LLP LETTERHEAD

December 18, 2003

Board of Directors

Dimeco, Inc.

820 Church Street

Honesdale, PA 18431

Re: Dimeco Inc. Dividend Reinvestment Plan

Ladies and Gentlemen:

We have acted as special counsel to Dimeco, Inc., a Pennsylvania corporation (the “Company”), in connection with the proposed offering of up to 600,000 shares of its common stock, $0.50 par value (“Shares”), pursuant to the Dimeco, Inc. Dividend Reinvestment Plan (the “Plan”) as described in the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission (the “Registration Statement”). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to matters of Federal law and the law of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction.

This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinion” in the Registration Statement. In giving such consent we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ PATTON BOGGS LLP